UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

ALTEON INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16043 (Commission File Number)	13-3304550 (IRS Employer Identification No.)

6 Campus Drive
Parsippany, New Jersey 07054
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (201) 934-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On July 21, 2006, Alteon Inc. (the “Company”) completed the previously reported merger by and between Alteon Merger Sub, Inc., a wholly-owned subsidiary of the Company, and HaptoGuard Inc. (“HaptoGuard”). The matters described in this Current Report on Form 8-K concern the merger and related transactions.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 19, 2006, the stockholders of Alteon approved an amendment to the Alteon Inc. 2005 Stock Plan (the “Plan”). The amendment, which was previously approved by the Company’s Board of Directors, provides for an increase in the number of shares available under the Plan from 5,000,000 shares to 10,000,000 shares, an increase of 5,000,000 shares.

On July 21, 2001, the Company assumed the obligations of HaptoGuard under that certain employment agreement between HaptoGuard and Dr. Noah Berkowitz dated March 1, 2005. Under the terms of the agreement, Dr. Berkowitz will serve as President and Chief Executive Officer of the Company and will perform such other executive and administrative duties as he may reasonably be expected to be capable of performing on behalf of the Company as may from time to time be authorized or directed by the Company’s Board of Directors. Dr. Berkowitz’s employment by the Company is at-will and not for any specified period and may be terminated at any time, with or without cause by either Dr. Berkowitz or the Company.

The Company will pay Dr. Berkowitz an annual base salary of $240,000. Dr. Berkowitz will also be granted an annual cash bonus of up to 30% of his base salary for that year based on the achievement of certain milestones. Subject to the approval by the Board of Directors, the Company shall grant Dr. Berkowitz an option to purchase common stock of the Company on at least an annual basis. The options shall vest monthly over a period of 3 years.  In addition, the agreement provides for severance payments to Dr. Berkowitz in the event he is terminated for disability, cause, or he leaves the Company for good reason, each as more specifically set forth in the agreement.

Further, under the terms of the agreement, Dr. Berkowitz has agreed: (i) not to compete with the Company during the term of the employment agreement, during the period in which he is entitled to severance payments and for a period of one year thereafter, (ii) both during the term of the agreement and after its termination, to maintain the confidentiality of proprietary information regarding the Company obtained during the term of the agreement, and to return all company documents upon request, and (iii) that all inventions conceived, developed, or reduced to practice during the term and course of Dr. Berkowitz’s employment are assigned to the Company.

The preceding description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement between HaptoGuard, Inc. and Noah Berkowitz dated March 1, 2005, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 21, 2006, the Company completed the previously reported merger by and between Alteon Merger Sub, Inc., a wholly-owned subsidiary of the Company, and HaptoGuard. This transaction was approved by the Board of Directors of the Company on April 13, 2006, the Company’s stockholders on July 19, 2006 and HaptoGuard’s stockholders on July 18, 2006. For additional information on the merger, reference is made to Alteon’s Form 8-K filed with the Securities and Exchange Commission on April 19, 2006 and the proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 22, 2006. Both are incorporated herein by reference and are available on the Securities and Exchange Commission’s web site at http://www.sec.gov.

The shares of Alteon common stock issued in connection with the completion of the merger were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. In the merger agreement, Alteon agreed to file a registration statement covering the resale of such shares by the former HaptoGuard stockholders following their issuance.

A copy of the press release announcing stockholder approval of this transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

As noted in the response to Item 2.01 above, pursuant to the terms of the merger agreement, Alteon has issued shares of its common stock as the consideration for the acquisition of HaptoGuard pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 21, 2006, Edwin Bransome, Jr., M.D., David McCurdy, Mark Novitch, M.D., and Alan Dalby resigned from the Board of Directors of the Company. Dr. Bransome served on the Company’s Audit Committee, Nominating and Corporate Governance Committee and Disclosure Committee. Mr. McCurdy served on the Company’s Audit Committee and Nominating and Corporate Governance Committee. Dr. Novitch served on the Company’s Audit Committee and Disclosure Committee, and Mr. Dalby served on the Company’s Compensation Committee.

On July 21, 2006, the Company’s Board of Directors elected Dr. Noah Berkowitz, Wayne Yetter and Mary Tanner to serve as Class C Directors of the Company to fill vacancies created by the resignations of Edwin Bransome, Jr., M.D., David McCurdy, Mark Novitch, M.D., and Alan Dalby, each to serve until the 2009 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified. At the time of this filing, Dr. Berkowitz has not been named to serve on any committee of the Board and no determination about his future committee assignments has been made. Mr. Yetter has been named to serve on the Compensation Committee and the Nominating and Corporate Governance Committee, to hold office until his successor on each such committee is duly elected and qualified. Ms. Tanner has been named to serve on the Audit Committee, the Disclosure Committee and the Pricing Committee, to hold office until her successor on each such committee is duly elected and qualified.

There is no arrangement or understanding between Dr. Berkowitz, Mr. Yetter or Ms. Tanner, and any other persons pursuant to which they were selected as a director.

On July 21, 2006, Kenneth Moch resigned as President and Chief Executive Officer of the Company and was named as the Non-Executive Chairman of the Board of Directors.

On July 21, 2006, the Company’s Board of Directors appointed Noah Berkowitz, M.D., Ph.D (age 42) as President and Chief Executive Officer of the Company.

       Dr. Noah Berkowitz earned his B.A., M.D., and Ph.D. from Columbia University and trained at the National Cancer Institute in medical oncology. Prior to joining the Company, Dr. Berkowitz founded HaptoGuard, where he served as President and Chief Executive Officer. Prior to founding HaptoGuard, he was vice-president of Clinical Development at IMPATH Inc., a NASDAQ-traded, “cancer information company” where he developed a division, IMPATH Predictive Oncology, focused on biopharmaceutical partnerships supporting the discovery and development of cancer-related targeted diagnostics and therapeutics. Prior to IMPATH, Dr. Berkowitz was the founder of Physician Choice, a biopharmaceutical strategic consulting company.

On July 21, 2006, the Company’s Board of Directors appointed Malcolm MacNab, M.D., Ph.D. (age 60) as Vice President, Clinical Development of the Company.

Dr. MacNab was Vice President of Cardiovascular & Metabolism, US Clinical Development and Medical Affairs at Novartis Pharmaceuticals until February 4, 2005. Dr. MacNab had served as Vice President, Clinical Development at HaptoGuard from February 2005 until the time of the merger with the Company. In his more than 20 years of pharmaceutical industry experience, he has assisted in all phases of drug development. He contributed to the registration of Diovan, a leading angiotensin receptor blocker used for the treatment of hypertension and heart failure and Lotrel, a leading branded combination product for the treatment of hypertension. Dr. MacNab received his MD and PhD in vascular pharmacology from Temple University in Philadelphia. He received post-graduate training in Internal Medicine and Hematology at the Medical College of Pennsylvania.

Neither Mr. Yetter, Dr. MacNab nor Ms. Tanner are a party to any transactions with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

The discussion above under Item1.01 with respect to the assumption by the Company of Dr. Berkowitz’s employment agreement is incorporated by this reference into this Item 5.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibit.

99.1	Press Release dated July 19, 2006.
99.2	Employment Agreement between HaptoGuard, Inc. and Noah Berkowitz dated March 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEON INC.

Date: July 25, 2006	By:	/s/ Noah Berkowitz
Noah Berkowitz
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 19, 2006.

99.2	Employment Agreement between HaptoGuard, Inc. and Noah Berkowitz dated March 1, 2005.